SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 1, 2006 (the “Grant Date”), the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Graphics, Inc. (the “Company”) granted stock options and/or restricted stock unit awards to certain executive officers, employees and non-employee directors of the Company.

The awards are subject to the terms and conditions of the Company’s Management Incentive Plan (“MIP”) and the stock option and/or restricted stock unit award agreements provided to each participant.

The following table sets forth the number of stock options and restricted stock units granted under the MIP to the Company’s “named executive officers” on December 1, 2006 (other than the Chief Executive Officer, who did not receive an award on such date).

Name and Title	Stock Options	Restricted Stock Units
Kathy Lanterman, Senior Vice President and Chief Financial Officer	35,152	11,717
Eng Lim Goh, Senior Vice President and Chief Technology Officer*	30,130	10,043
Barry Weinert, Vice President and General Counsel	27,619	9,206

*	At a meeting held on October 18, 2006, the Board determined that the position of Senior Vice President and Chief Technology Officer is no longer designated as an executive officer position. Accordingly, as of such date, Mr. Goh is no longer an executive officer of the Company.

The material terms and conditions of the awards granted to the above named officers are as follows:

Stock Option Awards. The employee stock option awards have a seven-year term and vest with respect to 25% of the grant on the first anniversary of the Grant Date, and thereafter with respect to an additional 6.25% of the grant following the completion of each three-month period thereafter so that the entire grant will be fully vested 48 months after the Grant Date.

Restricted Stock Unit Awards. The restricted stock unit awards vest with respect to 33% of the award on the first anniversary of the Grant Date and with respect to an additional 8.325% following the completion of each three-month period thereafter so that the entire grant will be fully vested 36 months after the Grant Date.

Effect of Change in Control; Employment Termination. Upon a change in control, the options and restricted stock units become 100% vested unless the awards are assumed, converted or replaced by the continuing entity. However, replacement awards are 100% vested if the grantee’s employment is terminated without cause within 12 months following the change in control.

Absent a change of control, upon a termination of employment for any reason, the awards will be treated as follows.

•	Death or Disability – Awards will be 100% vested; options may be exercised for one year following employment termination.

•	Termination without Cause – Awards continue to vest during any severance period; options remain exercisable for 90 days following the later of vesting or termination of employment.

•	Voluntary Resignation – Restricted stock unit awards are forfeited; vested options remain exercisable for 30 days following termination of employment.

•	Termination for Cause – Awards are cancelled immediately upon such employment termination.

On December 1, 2006, the Committee amended the MIP to allow, at the Committee’s discretion, the transfer of awards to a former spouse in accordance with a domestic relations order.

The foregoing description is qualified in its entirety by reference to the MIP, the forms of Notice of Stock Option Grant and Stock Option Agreement and the forms of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement, which are incorporated herein by reference and attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Silicon Graphics, Inc. Management Incentive Plan, as amended.

10.2	Forms of Silicon Graphics, Inc. Management Incentive Plan Notice of Stock Option Grant and Stock Option Agreement.

10.3	Forms of Silicon Graphics, Inc. Management Incentive Plan Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: December 7, 2006	By:	/s/ Barry Weinert
Barry Weinert
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Silicon Graphics, Inc. Management Incentive Plan, as amended.

10.2	Forms of Silicon Graphics, Inc. Management Incentive Plan Notice of Stock Option Grant and Stock Option Agreement.

10.3	Forms of Silicon Graphics, Inc. Management Incentive Plan Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement.